EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                                Six Months to
Three Months to
                                                                   June 30
June 30
                                                           _____________________
_____________________
                                                              1996       1995
1996        1995
________________________________________________________________________________
_________________________
EARNINGS (LOSS) PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Net income (loss)  . . . . . . . . . . . . . . . . .     $215,417
$(54,908)   $ 34,617     $(33,512)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,105       93,113
94,183       93,180
                                                           ________     ________
________     ________

    Earnings (loss) per share of common stock  . . . .     $   2.29     $
(.59)   $    .37     $   (.36)
                                                           ========     ========
========     ========


PRIMARY EARNINGS (LOSS) PER SHARE

  Net income (loss)  . . . . . . . . . . . . . . . . .     $215,417
$(54,908)   $ 34,617     $(33,512)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,105       93,113
94,183       93,180
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          384           67
525          113
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       94,489       93,180
94,708       93,293
                                                           ________     ________
________     ________

    Primary earnings (loss) per share  . . . . . . . .     $   2.28(1)  $
(.59)(2) $    .37(1)  $   (.36)(2)
                                                           ========     ========
========     ========


FULLY DILUTED EARNINGS (LOSS) PER SHARE

  Net income (loss)  . . . . . . . . . . . . . . . . .     $215,417
$(54,908)   $ 34,617     $(33,512)
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        5,894        5,858
2,970        2,884
                                                           ________     ________
________     ________
  Net income (loss), as adjusted . . . . . . . . . . .     $221,311
$(49,050)   $ 37,587     $(30,628)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,105       93,113
94,183       93,180
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          626           89
1,010          114
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,559        4,559
4,559        4,559
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       99,290       97,761
99,752       97,853
                                                           ________     ________
________     ________

    Fully diluted earnings (loss) per share  . . . . .     $   2.23(1)  $
(.50)(2)$    .38(2)  $   (.31)(2)
                                                           ========     ========
========     ========

________________________________________________________________________________
_________________________

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to either paragraph 30 or 40 of APB Opinion No. 15 because the assumed exercise of stock options and/or the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produce an antidilutive result.
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